AMENDMENT NO. 1

                                       TO

                       AGREEMENT AND PLAN OF ORGANIZATION

         AMENDMENT NO. 1, dated as of November 28, 1997 (this "Amendment"), to the Agreement and Plan of Organization, dated as of May 9, 1997 (the "Agreement"), by and among COLLECTIBLES USA, INC., a Delaware corporation ("CEI"), ANIMATION USA ACQUISITION CORP., a Delaware corporation ("Newco"), ANIMATION USA, INC., a Washington corporation (the "Company"), and the Stockholders named therein. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 1.3(iii) of the Agreement. Section 1.3(iii) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third line thereof and inserting in lieu thereof the phrase "Ronald P. Rafaloff".

         2. Amendment to Section 1.3(iv) to the Agreement. Section 1.3(iv) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third to fourth lines thereof and inserting in lieu thereof the phrase "Ronald
P. Rafaloff", and by deleting the phrase "David L. Yankey" in the fourth to fifth lines thereof and inserting in lieu thereof the phrase "Ronald P. Rafaloff".

         3. Amendment to Section 1.5 to the Agreement. Section 1.5 of the Agreement is hereby amended by adding the following sentence to the end thereof:

             Notwithstanding the foregoing, the amount of all debt, as evidenced by any promissory note, bond, debenture or other similar instrument ("Indebtedness"), of the Company assumed by the Surviving
             Corporation shall not exceed $125,000 (the "Allowable Indebtedness"). In the event the Indebtedness exceeds the Allowable Indebtedness, such excess amount shall be assumed by and shall become the obligation of the STOCKHOLDERS. CEI shall be entitled to deduct from the amount of cash otherwise to be paid to the STOCKHOLDERS pursuant to Section 2.1 at the Funding and Consummation Date the amount of such excess. To the extent that CEI does not so deduct any such amounts, the STOCKHOLDERS shall promptly pay such Indebtedness as and to the extent requested by the Surviving Corporation from time to



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             time.  For purposes of this Section 1.5, the dollar  limitation  on
             Indebtedness assumed by the Surviving Corporation shall not apply to liabilities representing trade payables for goods, accrued and/or deferred compensation, services incurred in the ordinary course of business and those disclosed on Schedule 5.10, which shall be assumed by the Surviving Corporation.

         4. Amendment to Section 12.1(ii) of the Agreement. The parties hereto acknowledge and agree that notwithstanding Section 12.1(ii) of the Agreement, the Agreement has remained in full force and effect since October 31, 1997 through the date hereof and Section 12.1(ii) of the Agreement is hereby amended by deleting the phrase "October 31, 1997" in the fourth line thereof and inserting in lieu thereof the phrase "July 31, 1998".

         5. Amendment to Annex III of the Agreement. Annex III of the Agreement is hereby amended by deleting such annex in its entirety and replacing it with Exhibit A attached hereto.

         6. Amendment to Section 8.12 of the Agreement. Section 8.12 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.12 RELEASE. The holders of CEI Stock shall have delivered to CEI an instrument dated the Closing Date, releasing CEI from any and all (i) claims of such holders against CEI and (ii) obligations of CEI to such holders, except for (x) items specifically identified on
         Schedule 8.12, (y) continuing obligations to such holders relating to their employment by CEI and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         7. Amendment to Section 7.3 to the Agreement. Section 7.3 of the Agreement is hereby amended by deleting the word "or" from the end of clause (x) thereof and adding the following to the end of clause (xi) thereof:

         ; or (xii) make any payment or distribution of any kind to any of its STOCKHOLDERS, including any payments in respect of salary or earnings of the COMPANY, other than payments in respect of salaries not to exceed $4,167 per month in the aggregate to all such STOCKHOLDERS (prorated for partial months).

         8. Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

         9. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.



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         10. Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, and all of which together constitute but one and the same instrument.

















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                  IN WITNESS WHEREOF,  this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            COLLECTIBLES USA, INC.


                                            By /s/ RONALD RAFALOFF
                                              ----------------------------------
                                              Name:  RONALD RAFALOFF
                                              Title: CHAIRMAN

                                            ANIMATION USA ACQUISITION CORP.


                                            By /s/ RONALD RAFALOFF
                                              ----------------------------------
                                              Name:  RONALD RAFALOFF
                                              Title: CHAIRMAN

                                            ANIMATION USA, INC.


                                            By /s/ DAVID M. VICE
                                              ----------------------------------
                                              Name:  DAVID M. VICE
                                              Title: PRESIDENT

                                            /s/ DAVID M. VICE
                                            ------------------------------------
                                            David Vice

                                            /s/ LAINE ROSS
                                            ------------------------------------
                                            Laine Ross

                                            /s/ WILLIAM A. VICE
                                            ------------------------------------
                                            William A. Vice

                                            /s/ RUTH VICE
                                            ------------------------------------
                                            Ruth Vice



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                                            WILLIAM A. VICE REVOCABLE TRUST


                                            By: /s/ WILLIAM A. VICE
                                               ---------------------------------
                                               Name:
                                               Title: TRUSTEE

                                               /s/ Craig Marria
                                               ---------------------------------
                                               Craig Marria

                                               /s/ Debra J. Marria
                                               ---------------------------------
                                               Debra J. Marria



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